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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e.,00-0000000. The table below will help determine the number to give the payer.

For this type of account:		Give the SOCIAL SECURITY number of:

1.	An individual's account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship account or account of single-member LLC classified as a disregarded entity	The owner(3)

For this type of account:		Give the EMPLOYER IDENTIFICATION number of:

6.	A valid trust, estate or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title)(4)
7.	Corporate account or account of LLC classified as a corporation	The corporation or LLC
8.	Partnership account held in the name of the partnership or account of multi-member LLC classified as a partnership	The partnership or LLC
9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10.	A broker or registered nominee	The broker or registered nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)
List all names first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
(2)
Circle the minor's name and furnish the minor's social security number.
(3)
You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4)
List all names first and circle the name of the legal trust, estate or pension trust.

Note:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Obtaining A Number.

        If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM and apply for a number.

Payees Exempt From Backup Withholding.

        Payees specifically exempted from withholding include:

  •
  an organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA) or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code;

  •
  the United States or any state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly owned agency or instrumentality of any one or more of the foregoing;
  •
  an international organization or any agency or instrumentality thereof; and
  •
  a foreign government and any political subdivision, agency or instrumentality thereof.

        Payees that may be exempt from backup withholding include:

  •
  a corporation;
  •
  a financial institution;
  •
  a dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States;
  •
  a real estate investment trust;
  •
  a common trust fund operated by a bank under Section 584(a) of the Code;
  •
  an entity registered at all times during the tax year under the Investment Company Act of 1940;
  •
  a middleman known in the investment community as a nominee or custodian;
  •
  a futures commission merchant registered with the Commodity Futures Trading Commission;
  •
  a foreign central bank of issue; and
  •
  a trust exempt from tax under Section 664 or described in Section 4947.

        Payments of dividends and patronage dividends generally exempt from backup withholding include:

  •
  payments to nonresident aliens subject to withholding under Section 1441 of the Code;
  •
  payments to partnerships that are not engaged in a trade or business in the United States and that have at least one nonresident alien partner;
  •
  payments of patronage dividends not paid in money;
  •
  payments made by certain foreign organizations; and
  •
  payments made by an ESOP in accordance with Section 404(k) of the Code.

        Payments of interest generally exempt from backup withholding include:

  •
  payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code);
  •
  payments described in Section 6049(b)(5) of the Code to nonresident aliens;
  •
  payments on tax-free covenant bonds under Section 1451 of the Code; and
  •
  payments made by certain foreign organizations.

        Certain payments, other than payments of interest, dividends and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and the regulations thereunder.

        EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, write "EXEMPT" on the form, sign and date the form and return it to the payer.

        Privacy Act Notice.—Section 6109 of the Code requires you to provide your correct taxpayer identification number to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes and for verification of the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties.

        (1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

        (2)  Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a $500 penalty.

        (3)  Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9